Example Template : 77O




















DWS Enhanced Global Bond Fund (formerly DWS GLOBAL BOND
FUND)










N-Sar May 1, 2011 - October 31, 2011










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
ALTRIA GROUP INC
02209SAL7
5/2/2011
1,500,000,000
99.58

350,000
0.02%

CITI, GS, RBS, BRCLY, CASOAK, CS, DB, HSBC,
JPM, LOOPCM, MS, SANTAN, SCOTIA, WFS
GS
CVS CAREMARK CORP
126650BX7
5/9/2011
1,500,000,000
98.33

435,000
0.03%

BRCLY, BNYMEL, JPM, MLPFS, WFS, DB, MS,
RBS, SUNRHI, USBI, FTSEC, KEYBCM, MIZ,
RBC, SMBNIK
BRCLY
SUNOCO LOGISTICS PARTNER
86765BAK5
7/28/2011
300,000,000
99.96

472,000
0.16%

BCLY,CITI,DB,MIZS,PNC,RBC,TD,UB, S,USBI
BCLY
TIME WARNER CABLE INC
88732JBA5
9/7/2011
1,000,000,000
99.11

610,000
0.27%

BCLY,BNP,CITI,CR,
AGRICOLE,CS,DB,GS,JPM,MITSUFJ,
MIZS,MS,RBC,USBI,WELLS
GS
CITIGROUP INC SR UNSEC
172967FT3
10/25/2011
1,000,000,000
99.01

400,000
0.04%

ABN,BCLY,BNP,
Castle,DB,Lebenthal,LlLDS,Loop,
Macquarie,MR
Beal,NAB,Nom,RBC,Santander,SG,STI,TD,UBS
CITI
POLAND
857524AB8
10/27/2011
2,000,000,000
98.61

454,000
0.02%

C, DB, HSBC
HSBC

Example Template : 77O

DWS GLOBAL SMALL CAP GROWTH
FUND

N-Sar May 1, 2011 - October 31, 2011
Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total ($)
Amt of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of Funds
Total Assets
Brokers
Purchased
From
HOME AWAY, INC.
43739Q100
6/28/2011
216,000,000
27.00

2,678
0.03%

DB, GS,
JPM,
MS
MS